Exhibit 21

C=corporation; CLS=company limited by shares; GP=general partnership; LLC=limited liability company; LP=limited partnership; MC=medical corporation; NP=non-profit corporation; PC=professional corporation; ULLC=unlimited liability company

MAGELLAN HEALTH SERVICES, INC.

LIST OF SUBSIDIARIES

Entity Name:	Jurisdiction of Domicile:	Entity Type:
Green Spring Health Services, Inc.	Delaware	C
Subsidiaries:
Advantage Behavioral Systems, Inc.[1]	Pennsylvania	C
Subsidiary:
Resource Day Treatment Center	Pennsylvania	NP
AdvoCare of Tennessee, Inc.	Tennessee	C
Subsidiary:
Premier Holdings, Inc.	Tennessee	C
Subsidiary:
Premier Behavioral Systems of Tennessee, LLC[2]	Tennessee	LLC
Ceres Behavioral Healthcare Systems, LLC[3]	Oregon	LLC
Novapsy Clinic, LLC[4]	Virginia	LLC
Magellan Behavioral of Michigan, Inc.	Michigan	C
Magellan Behavioral Health of New Jersey, LLC	New Jersey	LLC
Managed Care Services Mainstay of Central Pennsylvania, Inc.[5]	Pennsylvania	C
Magellan Health Services of California, Inc.—Employer Services[6]	California	C
Magellan Behavioral Health, Inc.	Delaware	C
Subsidiaries:
Human Affairs International of California, Inc.	California	C
Magellan Behavioral Health of Colorado, Inc.	Colorado	C
Magellan Behavioral Health of Florida, Inc.	Florida	C

1            Acquired as a result of the merger of former parent, TAO, Inc. and Green Spring Health Services, Inc. on 9/30/96.

2            50% owned by Premier Holdings, Inc.

3            97% owned by Green Spring Health Services, Inc.

4            50% owned – inactive company

5            Acquired by Green Spring Health Services,  Inc. on 4/1/97.

6                       Acquired by Green Spring Health Services, Inc. on 1/1/98.  Former name was Vista Behavioral Health Plans - Merit Behavioral Care of California merged into this entity and the name of the surviving entity was changed to Magellan Health Services of California, Inc. – Employer Services.  Merger documents filed on 12/30/05 to be effective as of 9/30/05.

Entity Name:	Jurisdiction of Domicile:	Entity Type:
Magellan Behavioral Health Systems, LLC[7]	Utah	LLC
Subsidiaries:
Human Affairs International of Pennsylvania, Inc.	Pennsylvania	C
Magellan Health Services of Arizona, Inc.	Arizona	C
MBH of Puerto Rico, Inc.	Puerto Rico	C
Merit Behavioral Care Corporation[8]	Delaware	C
Subsidiaries:
AGCA, Inc.	Pennsylvania	C
Subsidiaries:
AGCA New York, Inc.	New York	C
Subsidiaries:

U.S. IPA Providers, Inc.	New York	C
Alliance Health Systems, Inc.	Indiana	C
Arizona Biodyne, Inc.	Arizona	C
Hawaii Biodyne, Inc.	Hawaii	C
Magellan HRSC, Inc.[9]	Ohio	C
Magellan Health Services of New Mexico, Inc.	New Mexico	C
Merit Behavioral Care of Florida, Inc.	Florida	C
Merit Behavioral Care of Massachusetts, Inc.	Massachusetts	C
Subsidiaries:
Magellan Behavioral Health of Connecticut, LLC	Connecticut	LLC
Magellan Behavioral Health of Pennsylvania, Inc.	Pennsylvania	C
CMG Health, Inc.[10]	Maryland	C
Montana Community Partners, Inc.[11]	Montana	C
Continuum Behavioral Care, LLC[12]	Rhode Island	LLC

7            Acquired by Magellan Health Services, Inc. on 12/4/97 from Aetna US Healthcare, Inc.  Formerly known as Human Affairs International, Inc.  The stock of this company was distributed to Magellan Behavioral Health, Inc. on 12/14/01 and the corporation was converted into a limited liability company on 12/31/01 with Magellan Behavioral Health, Inc. being the sole member.

8            Acquired on 2/12/98 by stock purchase.  The holding company, MBCH, Inc., merged into Magellan Behavioral Health, Inc. on 2/15/01, thereby transferring the ownership of Merit Behavioral Care Corporation and its subsidiaries under Magellan Behavioral Health, Inc.  American Biodyne, Inc. merged into its parent, Merit Behavioral Care Corporation on 5/31/02.

9            Formerly known as Merit Behavioral Care Systems Corporation

10          Acquired by stock purchase on 9/11/97.

11          55% owned by CMG Health, Inc.

12                   50% owned by Merit Behavioral Care Corporation

Entity Name:	Jurisdiction of Domicile	Entity Type:
Continuum Behavioral Healthcare Corporation	Delaware	C
EMHC-MBC of New York, LLC[13]	New York	LLC
Subsidiaries:
EMHC/MBC IPA Providers of New York, LLC[14]	New York	LLC
EMHC-MBC Services of New York, LLC[15]	New York	LLC
Group Plan Clinic, Inc.	Texas	C
Magellan Behavioral Health Providers of Texas, Inc.	Texas	C
MBC of America, Inc.	Delaware	C
Subsidiaries:
EMHC/MBC IPA Providers of New York, LLC[16]	New York	LLC
EMHC-MBC Services of New York, LLC[17]	New York	LLC
Empire Community Delivery Systems, LLC[18]	New York	LLC
MBC Management Services of New York, LLC[19]	New York	LLC
MBC of Tennessee, LLC[20]	Tennessee	LLC
MBC/IPA Providers of New York, LLC[21]	New York	LLC
Royal Health Care, LLC[22]	New York	LLC
MBC of North Carolina, LLC	North Carolina	LLC
MBC of Tennessee, LLC[23]	Tennessee	LLC
Magellan Behavioral Care of Iowa, Inc.	Iowa	C
Merit Health Insurance Company	Illinois	C

13                   79.8% owned by Merit Behavioral Care Corporation and 20.20%owned by US IPA Providers, Inc.

14          99% owned by EMHC-MBC of New York, LLC; 1% owned by MBC of America, Inc.

15          99% owned by EMHC-MBC of New York, LLC; 1% owned by MBC of America, Inc.

16          1% owned by MBC of America, Inc.; 99% owned by EMHC-MBC of New York, LLC

17          1% owned by MBC of America, Inc.; 99% owned by EMHC-MBC of New York, LLC

18          16.667% owned by MBC of America, Inc.

19          80.2 % owned by MBC of America, Inc.

20          MBC of America, Inc and Merit Behavioral Care Corporation serve as sole members

21          80.2% owned by MBC of America, Inc.

22          37.5%  owned by MBC of America, Inc.

23                   Merit Behavioral Care Corporation and MBC of America, Inc. serve as sole members

Entity Name:	Jurisdiction of Domicile	Entity Type
Subsidiary:
Magellan Life Insurance Company	Delaware	C
Merit INROADS Behavioral Health Services, LLC[24]	Delaware	LLC
Subsidiaries:
Merit INROADS Behavioral Health Services of Illinois, LLC[25]	Illinois	LLC
INROADS Behavioral Health Services of Texas, L.P.[26]	Texas	LP
PPC Group, Inc.	Delaware	C
Subsidiaries:
P.P.C., Inc.	Missouri	C
Subsidiary:
Personal Performance Consultants of New York, Inc.	New York	C
Tennessee Behavioral Health, Inc.[27]	Tennessee	C
Magellan Behavioral Health of Texas, Inc.	Texas	C
Magellan Capital, Inc.[28]	Delaware	LLC
Magellan CBHS Holdings, Inc.	Delaware	C
Subsidiaries:
Charter Alvarado Behavioral Health System, Inc.	California	C
Charter Bay Harbor Behavioral Health System, Inc.	Florida	C
Charter Behavioral Health System of Dallas, Inc.	Texas	C
Charter Behavioral Health System of Delmarva, Inc.	Maryland	C
Charter Behavioral Health System at Fair Oaks, Inc.	New Jersey	C
Charter Behavioral Health System at Hidden Brook, Inc.	Maryland	C
Charter Behavioral Health System of Lafayette, Inc.	Louisiana	C
Subsidiary:
The Charter Cypress Behavioral Health System, L.L.C.[29]	Tennessee	LLC
Charter Behavioral Health System of Lake Charles, Inc.	Louisiana	C
Charter Behavioral Health System of Massachusetts, Inc.	Massachusetts	C
Charter Behavioral Health System of New Mexico, Inc.	New Mexico	C

24          100% owned by Merit Behavioral Care Corporation

25          99% owned by Merit INROADS Behavioral Health Services, LLC; 1% owned by Magellan HRSC, Inc.

26          99% owned by Merit INROADS Behavioral Health Services, LLC; 1% owned by Magellan HRSC, Inc.

27          Acquired as a result of a stock purchase on 3/31/99.

28          Formerly known as Magellan Capital, Inc.  Ownership transferred from Green Spring Health Services, Inc. to Magellan Health Services, Inc.  Name changed back to Magellan Capital, Inc. on 3/24/05.

29                   50% owned by Charter Behavioral Health System of Lafayette, Inc.

Entity Name:	Jurisdiction of Domicile	Entity Type
Subsidiary:
The Charter Heights Behavioral Health System Limited Partnership[30]	Delaware	LP
Charter Behavioral Health System of Paducah, Inc.	Kentucky	C
Charter Behavioral Health System at Potomac Ridge, Inc.	Maryland	C
Charter Centennial Peaks Behavioral Health System, Inc.	Colorado	C
Charter Fairmount Behavioral Health System, Inc.	Pennsylvania	C
Charter Fenwick Hall Behavioral Health System, Inc.	South Carolina	C
Charter Hospital of Santa Teresa, Inc.	New Mexico	C
Charter Hospital of St. Louis, Inc.	Missouri	C
Charter Lakeside Behavioral Health Systems, Inc.	Tennessee	C
Charter Linden Oaks Behavioral Health System, Inc.	Illinois	C
Subsidiary:
Naperville Psychiatric Ventures [31]	Illinois	GP
Charter Medical - Clayton County, Inc.	Georgia	C
Charter Medical of East Valley, Inc.	Arizona	C
Charter Medical - Long Beach, Inc.	California	C
Charter Medical of Puerto Rico, Inc.	Puerto Rico	C
Charter MOB of Charlottesville, Inc.	Virginia	C
Subsidiary:
Mental Healthsource, L.L.C.[32]	Virginia	LLC
Charter North Star Behavioral Health System, L.L.C.[33]	Tennessee	LLC
Charter Northridge Behavioral Health System, Inc.	North Carolina	C

30          67% owned by Charter Behavioral Health System of New Mexico, Inc.

31          75% owned by Charter Linden Oaks Behavioral Health System, Inc.

32          50% owned by Charter MOB of Charlottesville, Inc. (previously 50% owned by Charter Behavioral Health System of Central Virginia,, Inc. which  merged in Charter MOB of Charlottesville on 1/28/00)

33                   57% owned by Magellan CBHS Holdings, Inc.

Entity Name:	Jurisdiction of Domicile	Entity Type
Subsidiary:
Holly Hill/Charter Behavioral Health System, L.L.C34.	Tennessee	LLC
Florida Health Facilities, Inc.	Florida	C
Plymouth Insurance Company, Ltd.	Bermuda	C
Magellan Financial Capital, Inc.	Nevada	C
Magellan Public Solutions, Inc.[34]	Delaware	C
Subsidiaries:
KidsCareNet of Milwaukee, LLC[35]	Wisconsin	LLC
Correctional Behavioral Solutions of New Jersey, Inc.	New Jersey	C
Magellan Sub Co. I, Inc.	Delaware	C

34          50% owned by Charter Northridge Behavioral Health System, Inc.

35          Correctional Behavioral Solutions, Inc. merged into parent on 9/17/01

36          50% owned by Magellan Public Solutions, Inc.